                                                      Registration No. 333-64721



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                           --------------------------
                         Post Effective Amendment No. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                           --------------------------

                          THE COLONIAL BANCGROUP, INC.

             (Exact name of Registrant as specified in its charter)

         Delaware                                       6711                                63-0661573
(State of Incorporation)                     (Primary Standard Industrial        (I.R.S. Employer Identification No.)
                                             Classification Code Number)

           One Commerce Street, Suite 800
             Montgomery, Alabama 36104                                                    (334) 240-5000
      (Address of principal executive offices)                                            (Telephone No.)

                           --------------------------

                               William A. McCrary
                        Vice-President and Legal Counsel
                              Post Office Box 1108
                           Montgomery, Alabama 36101
                    (Name and address of agent for service)


                                   Copies to:

                               Willard H. Henson
                        Miller, Hamilton, Snider & Odom
                         One Commerce Street, Suite 305
                           Montgomery, Alabama 36104


    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )
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 The Colonial BancGroup, Inc. ("BancGroup") registered 1,591,130 shares of its
Common Stock on Form S-4, registration no. 333-64721, pursuant to the acquisition of TB&T, Inc. ("TB&T"), a Texas corporation, including shares of BancGroup Common Stock to be issued pursuant to the exercise of options of TB&T following the merger. Such registration was declared effective on October 20, 1998.

         A total of 1,248,499 shares were issued in the merger on November 30, 1998 and 24,343 shares were issued pursuant to the exercise of TB&T options following the merger. All options have now been exercised. Pursuant to the undertaking given by BancGroup in such registration statement in accordance with Regulation S-K, item 512(a)(3), BancGroup hereby removes 318,288 shares from registration, which represents the number of shares registered less the number of shares issued in the merger and the number of shares issued pursuant to TB&T options.
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                                   SIGNATURE

         Pursuant to Regulation S-K, item 512(a)(3) and SEC Rule 478(a)(4), the undersigned registrant hereby executes this post effective amendment to its registration statement on Form S-4 to remove from registration certain shares not issued and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 9th day of January, 2001.

                                    THE COLONIAL BANCGROUP, INC.

                                    By:  /s/ W. Flake Oakley, IV
                                         -----------------------
                                         W. Flake Oakley, IV
                                         Chief Financial Officer and
                                         Duly authorized agent for
                                         service